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                                                                    EXHIBIT 10.8

                          MEMORANDUM OF UNDERSTANDING
                          Employment of Thomas Gorley
                                        -------------
                 Title: Vice President, Professional Services



1. INTENT & PURPOSE
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Software AG of North America, Inc. ("SAGNA") desires to continue your employment in an Executive Manager capacity. SAGNA employs you as Vice President, Professional Services to perform and discharge such services and duties reasonably commensurate with such position and as shall be assigned to you from time to time by the President of SAGNA.

This Memorandum is intended to outline the rights and responsibilities of SAGNA and you in the event of termination caused by either party. It is NOT intended as, nor should it be considered, an employment contract.

2. EMPLOYMENT AT WILL
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SAGNA is an at will employer. Either you or SAGNA may terminate the employment
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relationship at any time.

3. DESIRE OF NOTICE
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Though the employment relationship is at will, each party is encouraged to give the other thirty (30) days written notice of intent to terminate the employment relationship, including a termination due to retirement.

4. DEFINITION OF CAUSE
----------------------

For purposes of this Memorandum, "cause" means: 1) Misconduct or conduct by you which is illegal, dishonest, or involves moral turpitude; 2) Conduct which jeopardizes SAGNA's right or ability to operate its business; 3) The breach or violation of any other signed agreements, i.e. Confidentiality Agreements, etc.; or 4) The destruction of Company property or business.

5. TERMINATION
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In the event SAGNA shall terminate your employment, other than for cause, it will pay severance benefits (lump sum within thirty (30) days of termination) equal to twelve (12) months of your then-current salary.

Additionally, for the period of time to which the severance payments relate or until you find alternative employment if earlier, SAGNA will continue your health and other fringe benefits as provided under the SAGNA plan(s) made generally available to all employees, and pay you on a monthly basis, an amount equal to your car allowance.
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Voluntary resignation will be considered "termination other than for cause" by
SAGNA if the resignation is not in anticipation of a discharge for "cause" and occurs within ninety (90) days of a substantial change in title or substantial reduction in your compensation and benefits (other than in association with a company-wide reduction) or a substantial reduction in your job responsibilities (other than a reduction in responsibility deemed by the President to be in the best business interests of SAGNA.)

Voluntary resignation in any other circumstance will not be considered "termination other than for cause" by SAGNA, and no severance or other benefits will be due under this Section 5 in connection with such a resignation.

6. SUCCESSORS BOUND
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SAGNA's rights and obligations under this Memorandum shall be binding upon its successors and assigns..

7. OTHER AGREEMENTS
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Upon execution, this Memorandum of Understanding will replace and supersede any prior existing agreements between SAGNA and you relating to severance.
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/s/ Dan Gillis                                     8/22/96
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Dan Gillis, President and CEO                      Date


/s/ Thomas Gorley                                  8/16/96
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Thomas Gorley, VP Professional Services            Date